UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation)

(Commission File Number) 0001084717	(IRS Employer Identification No.) 93-1269184

111 West 7th Avenue
Eugene, Oregon 97401
(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01.  Other Information.

This Form 8-K is being filed for the purpose of updating the description of capital stock of Pacific Continental Corporation (the “Company”) contained in the registration statement filed by Pacific Continental Bank (the “Bank”) with the Federal Deposit Insurance Corporation.  As a result of a holding company reorganization, the Company became the successor registrant under Section 12(g) pursuant to SEC Rule 12g-3 by virtue of the Form 8-K filed by the Company on June 8, 1999 as a successor registrant of the Bank.

The following summarizes the material features of the Company’s capital stock and is subject to the provisions of the Company’s Articles of Incorporation and Bylaws and the relevant portions of the Oregon Business Corporation Act, or OBCA.

Description of Capital Stock

General

The Company’s authorized capital stock consists of:

•	25,000,000 shares of common stock, no par value per share; and

•	20,000 shares of preferred stock, no par value per share.

As of June 30, 2009, there were 12,872,781 shares of our common stock issued and outstanding, 694,792 shares were issuable upon exercise of outstanding stock options and approximately 552,572 shares were reserved for future issuance under our stock option and equity incentive plan.  As of June 30, 2009, there were no shares of our preferred stock issued and outstanding.

Common Stock

Holders of common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors.  In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends.  Holders of common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available therefor. Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over common stock. The ability to pay dividends depends on the amount of dividends paid to us by the Bank.  The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.

Preferred Stock

Under the Articles of Incorporation, our Board of Directors has the authority to issue 20,000 shares of preferred stock in one or more series and to fix, determine or amend the relative rights and preferences of the shares of any series so established, within the limitations set forth in the OBCA, relating to the powers, designations, rights, preferences, and restrictions thereof, including, but not limited to:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption terms;

•	liquidation preferences; and

•	the number of shares constituting each such series, without any further vote or action by our shareholders.

Antitakeover Effects of Certain Provisions in our Articles, Bylaws and Oregon Law

Some provisions of our Articles of Incorporation, our Bylaws, and Oregon law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization. As noted above, the Board of Directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Articles of Incorporation Limitation on Business Combinations. Our Articles of Incorporation include certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest, merger or otherwise. These provisions include:(a) certain non-monetary factors that the Board of Directors may consider when evaluating a takeover offer, as described below, and (b) a requirement that any “interested shareholder transaction” (as defined in the Articles of Incorporation) be approved by the affirmative vote of no less than 66  2/3% of the total shares attributable to persons other than those shares owned by or voted under the control of an “interested shareholder” (as defined in the Articles of Incorporation), unless certain conditions are met.

The requirement for “Super-Majority” approval of interested shareholder transactions does not apply if a majority of our Board of Directors has approved the transaction (counting only directors who do not have specified interests in or relationships with the interested shareholder) or if a majority of such directors make specified determinations as to non-discrimination among shareholders and receipt of fair value.

The Articles of Incorporation allow our Board of Directors to consider non-monetary factors in evaluating certain takeover bids. Specifically, the Articles of Incorporation allow our Board, in determining what is in the best interests of the Company and our shareholders, to consider all relevant factors, including, without limitation, the social and economic effects on our employees, customers, suppliers and other constituents and our subsidiaries and on the communities in which we and our subsidiaries operate or are located.

The matters described above may have the effect of lengthening the time required for a person to acquire control of the Company through a tender offer, proxy contest, or otherwise, and may deter any potentially non-negotiated offers or other efforts to obtain control of the Company. This could deprive our shareholders of opportunities to realize a premium for their Company stock, even in circumstances where such action was favored by a majority of our shareholders.

In addition to the provisions contained in our Articles of Incorporation, Oregon law also requires prior approval by a majority of the board of directors of a target company in certain acquisition transactions. The OBCA generally provides that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested shareholder”) may not engage n certain “business combinations” with the target corporation for a period of three years following the time the person became an interested shareholder, unless (i) the board or directors has approved, prior to the interested shareholder’s acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

Amendment of Articles of Incorporation and Bylaws. The OBCA authorizes a corporation’s board of directors to make various changes of an administrative nature to its articles of incorporation without shareholder approval. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, and must be approved by a majority of all votes entitled to be cast by each voting group that has a right to vote on the amendment. The Company’s bylaws may be adopted, altered, amended or repealed by a majority vote of our Board of Directors, subject to the concurrent power of the shareholders to adopt, alter, amend or repeal the bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2009	PACIFIC CONTINENTAL CORPORATION By: /s/ Michael A. Reynolds Michael A. Reynolds Executive Vice President and Chief Financial Officer